Exhibit 99.4

Exchange Offer for

Outstanding 6.50% Convertible Senior Notes due February 1, 2012

in Exchange for

6.50% Convertible SNAPsSM due February 1, 2012

and the Sale of up to $10,000,000 of 6.50% Convertible SNAPsSM

due February 1, 2012 for Cash

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing

of

XOMA Ltd.

To Our Clients:

Enclosed for your consideration is a Preliminary Prospectus, dated January 10, 2006 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of XOMA Ltd. (the “Company”) to exchange its 6.50% Convertible SNAPsSM due February 1, 2012 (the “New Notes”), for its outstanding 6.50% Convertible Senior Notes due February 1, 2012 (the “Existing Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. Capitalized terms not defined herein are defined in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be promptly forwarded to us in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on February 8, 2006, unless extended by the Company (the “Expiration Date”). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

•	The Exchange Offer is for any and all Existing Notes.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions for Completion of the Exchange Offer.”

•	Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

•	The Exchange Offer expires at 12:00 midnight, New York City time, on February 8, 2006, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing Notes.

You may also indicate interest for up to $10,000,000 aggregate principal amount of New Notes in the new money offering. See “The New Money Offering” section of the Prospectus for a description of the new money offering.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by XOMA Ltd. with respect to its Existing Notes.

This will instruct you to tender the Existing Notes indicated below (or, if no number is indicated below, all Existing Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Notes held by you for my account in the principal amounts as indicated below:

6.50% Convertible Senior Notes due February 1, 2012

CUSIP No. 98417BAB2

Tender $                     (principal amount)*

☐ Please do not tender any Existing Notes held by you for any account.

Dated:

Signature(s):

Print name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*Must be in denominations of $1,000 or any integral multiple thereof.

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing Notes held by us for your account.